Exhibit 32
CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, William W. Reid, Principal Executive Officer and I, Frank L. Jennings, Principal Financial Officer of Gold Resource Corporation (the "Company") certify that:

1.  I have reviewed the annual report on Form 10-K of the Company;

2.  Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3.  Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the period presented in this annual report.

Date:  March 15, 2010

/s/ William W. Reid
William W. Reid
Principal Executive Officer

/s/ Frank L. Jennings
Frank L. Jennings
Principal Financial Officer